                                                                   Exhibit 10.15

                                  SEMINIS, INC.
                          SEMINIS VEGETABLE SEEDS, INC.
                                SVS HOLLAND B.V.
                      FIFTH AMENDMENT TO CREDIT AGREEMENT



Harris Trust and Savings Bank
Chicago, Illinois

The Banks party to the Credit Agreement
  referred to below

Ladies and Gentlemen:

      Reference is hereby made to that certain Credit Agreement dated as of June 28, 1999, as amended (the "Credit Agreement"), among the undersigned, SEMINIS, INC., a Delaware corporation ("Seminis"), SEMINIS VEGETABLE SEEDS, INC., a California corporation ("SVS") and SVS HOLLAND B.V., a private company with limited liability incorporated under the laws of The Netherlands ("SVS Holland" and, together with Seminis and SVS, individually a "Borrower" and collectively the "Borrowers"), you (the "Banks") and Harris Trust and Savings Bank, as administrative agent for the Banks (the "Administrative Agent"). All capitalized terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

      The Administrative Agent, the Banks and the Borrowers wish to amend the Credit Agreement to reestablish the Revolving Credit Commitments, to extend the Termination Date to December 31, 2003, to change the interest rate provisions of the Credit Agreement and to amend certain other provisions of the Credit Agreement, all in the manner set forth in this Amendment.

1.  AMENDMENTS.

      Upon satisfaction of all of the conditions precedent set forth in Section 2 hereof, the following provisions of the Credit Agreement shall be amended, effective as of December 31, 2002, as follows:

      1.1. Section 1.1(a) of the Credit Agreement shall be amended to read as follows:

                        Section 1.1. The Revolving Credit. (a) Subject to all of
            the terms and conditions hereof, the Revolving Credit Lenders agree to extend a Revolving Credit to the Borrowers which may be availed of by the Borrowers in their discretion from time to time, be repaid and used again, during the period from the Fifth Amendment Effective Date to and including December 31, 2003 (the "Termination Date"). The Revolving Credit may be utilized by the Borrowers in the form of loans (individually a "Revolving Credit Loan" and collectively the

            "Revolving Credit Loans") and letters of credit (individually a "L/C" and collectively the "L/Cs"), provided that the aggregate amount of the principal amount of the outstanding Revolving Credit Loans, the aggregate amount available to be drawn under all outstanding L/Cs and, without duplication, the aggregate amount of unpaid Reimbursement Obligations with respect to L/Cs (collectively, the "Revolving Credit Obligations") at any one time shall not exceed the Revolving Credit Commitments, provided further, that in no event may SVS Holland obtain the issuance of L/Cs under the Revolving Credit and in no event may SVS Holland borrow or reborrow Revolving Credit Loans from and after the Fifth Amendment Effective Date.

                  As of January 13, 2003, the respective initial maximum
            aggregate principal amounts of the Revolving Credit at any one time outstanding and the percentage of the Revolving Credit available at any time which each Revolving Credit Lender agrees to make available to the Borrowers (its "Commitment Percentage") are as follows (collectively, the "Revolving Credit Commitments" and individually, a "Revolving Credit Commitment"):

              Harris Trust and Savings Bank       $18,867,000.01    15%

              Fortis Capital Corp.                $16,171,714.29    12.85714285%

              Credit Agricole Indosuez            $11,679,571.43    9.28571429%

              Bank of America, N.A.               $ 8,984,285.71    7.14285714%

              The Bank of Nova Scotia             $ 8,984,285.71    7.14285714%

              Comerica Bank                       $ 8,984,285.71    7.14285714%

              Bank One, N.A.                      $ 8,984,285.71    7.14285714%

              Union Bank of California, N.A.      $ 8,984,285.71    7.14285714%

              Mizuho Corporate Bank, Ltd.         $ 8,984,285.71    7.14285715%

              Fleet National Bank                 $7,187,428.57     5.71428571%

              Cooperatieve Centrale Raiffeisen-   $7,187,428.57     5.71428571%
                 Boerenleenbank B.A., "Rabobank
                 Nederland", New York Branch

              U.S. Bank National Association      $5,390,571.43     4.28571429%

              KZH Highland 2 LLC                  $5,390,571.43     4.28571429%

              TOTAL                               $ 125,780,000     100%

            The obligations of the Revolving Credit Lenders hereunder are several and not joint and no Revolving Credit Lender shall under any circumstances be obligated to extend credit under the Revolving Credit in excess of its Revolving Credit Commitment or its Commitment Percentage of the credit outstanding hereunder.

                  All Revolving Credit Loans made by the Revolving Credit
            Lenders on the same date are hereinafter referred to as a "Borrowing." Each Borrowing, other than a Borrowing pursuant to
            Section 1.5, shall be in a minimum amount not less than the lesser of $2,000,000 and the maximum amount that can then be borrowed under the Revolving Credit Commitments and shall be made pro rata from the Revolving Credit Lenders in accordance with their respective Commitment Percentages.

                  All Revolving Credit Loans made by each Revolving Credit
            Lender to any Domestic Borrower shall be evidenced by a Revolving Credit Note in the form (with appropriate insertions) attached hereto as Exhibit A-1 of the Domestic Borrowers payable to the order of such Revolving Credit Lender, and all Revolving Credit Loans made by each Revolving Credit Lender to SVS Holland shall be evidenced by a Revolving Credit Note in the form (with appropriate insertions) attached hereto as Exhibit A-2 of SVS Holland payable to the order of such Revolving Credit Lender (such Revolving Credit Notes are hereinafter referred to individually as a "Revolving Credit Note" and collectively as the "Revolving Credit Notes"). Without regard to the face principal amount of each Revolving Credit Note, the actual principal amount at any time outstanding and owing by the Borrowers on account thereof during the period ending on the Termination Date shall be the sum of all advances then or theretofore made thereon less all principal payments actually received thereon during such period."

      1.2. The amortization table appearing in the last paragraph of Section 1.2 of the Credit Agreement shall be amended to read as follows:

                   PRINCIPAL PAYMENT DATE          AMOUNT OF PRINCIPAL PAYMENT
                   April 30, 2003                          $3,000,000

                   June 30, 2003                           $3,500,000

                   September 30, 2003                      $6,000,000

                   November 30, 2003                       $5,500,000

                   December 31, 2003           The outstanding principal balance

      1.3. Section 1.4(a) of the Credit Agreement shall be amended to read as follows:

                  "Section 1.4. Letters of Credit. (a) Subject to all the terms and conditions hereof, Harris shall issue L/Cs for the account of the Domestic Borrowers subject to availability under the Revolving Credit, and the Revolving Credit Lenders hereby agree to participate therein as more fully described in Section 1.6 hereof. Each L/C shall be issued pursuant to an application for letter of credit (an "L/C Agreement") in the form attached hereto as Exhibit C. The L/C's shall consist of stand-by letters of credit in an aggregate undrawn amount not to exceed $2,000,000. Each L/C shall conform to the general requirements of Harris for letters of credit as to form and substance, shall be in U.S. Dollars, shall be a letter of credit which Harris may lawfully issue and shall have an expiry date not more than one year from the date of issuance thereof (but in no event later than the Termination Date). The amount available under each L/C issued pursuant hereto shall be deducted from the credit otherwise available under the Revolving Credit. In consideration of the issuance of L/Cs each Domestic Borrower jointly and severally agrees to pay Harris a fee (the "L/C Participation Fee") in the amount per annum equal to three and one-half of one percent (3.5%) (computed on the basis of a 360-day year and actual days elapsed) of the undrawn amount for each L/C issued for the account of the Domestic Borrowers hereunder. In addition, the Domestic Borrowers shall pay Harris a fee (the "L/C Issuance Fee") in the amount equal to the greater of $300 and one-eighth of one percent (0.125%) of the stated amount of each L/C issued hereunder and such drawing, negotiation, amendment and other administrative fees in connection with each L/C as may be generally established by Harris from time to time for letters of credit issued by it of that type for each L/C (the "L/C Administrative Fee"). All L/C Participation Fees shall be payable monthly in arrears on the last day of each calendar month and on the Termination Date, and all L/C Administrative Fees and L/C Issuance Fees shall be payable on the date of issuance of each L/C hereunder and on the date required by Harris."

      1.4. Section 1.4 of the Credit Agreement shall be amended by deleting subsection (d) thereof.

      1.5. Section 2.1 of the Credit Agreement shall be amended to read as follows:

                  "Section 2.1. Interest. All Loans and unpaid Reimbursement
            Obligations shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein provided), at the rate per annum equal to the greater of (a) the sum of the Base Rate in effect from time to time and three and one-half of one percent (3.5%), and (b) the sum of nine percent (9%) and the Incremental Interest Rate, provided that upon the occurrence and during the continuation of an Event of Default all Loans and unpaid Reimbursement Obligations shall bear interest (which the Borrowers jointly and severally promise to pay at the times herein provided), at the rate per annum determined by adding two and one-half of one percent (2.5%) to the rate of interest otherwise applicable thereto. Interest on the

            Loans, except for any interest accruing at the Incremental Interest Rate during the period commencing April 1, 2003 and ending June 30, 2003, shall be payable monthly in arrears on the last day of each month in each year and at maturity (whether by lapse of time, acceleration or otherwise) of the applicable Notes. Interest accruing at the Incremental Interest Rate during the period commencing April 1, 2003, and ending June 30, 2003, shall be due and payable on June 30, 2003; provided that, if at any time before June 30, 2003 the Revolving Credit Commitments have been terminated, all Loans and Reimbursement Obligations have been paid in full and no L/Cs are outstanding all interest accrued at the Incremental Interest Rate shall not be due and payable and shall be forgiven. All interest after maturity shall be due and payable upon demand."

      1.6. Section 3.1 of the Credit Agreement shall be amended to read as follows:

                  "Section 3.1. Fees and Other Amounts. (a) The Borrowers agree to pay to the Administrative Agent for the pro rata account of the Banks a restructuring fee in the amount of $4,074,887 on the earliest of (i) March 31, 2003, (ii) the date on which the Revolving Credit Commitments have been terminated, all Loans and Reimbursement Obligations have been paid in full and no L/Cs are outstanding, and
            (iii) the date on which the indebtedness evidenced by the Notes and the Reimbursement Obligations have become due and payable pursuant to Section 8.2 or 8.3 of this Agreement. The unpaid balance of the restructuring fee in the amount of $4,074,887 shall bear interest at the rate per annum of 15% from December 31, 2002, until such balance is paid in full.

                  (b) The Borrowers agree to pay to the Administrative Agent for the pro rata account of the Banks an additional restructuring fee in the amount of 2.5% of the aggregate principal amount of all Loans and Reimbursement Obligations and the maximum amount available to be drawn under all L/Cs outstanding on the Fifth Amendment Effective Date, which shall be fully earned on said date and shall be payable on the Restructuring Fee Payment Date; provided that, if prior to the occurrence of the Restructuring Fee Payment Date the Revolving Credit Commitments have been terminated, all Loans and Reimbursement Obligations have been paid in full and no L/Cs are outstanding, the additional restructuring fee otherwise payable pursuant to this
            Section 3.1(b) shall not be due and payable and shall be forgiven.

                  (c) For the period from the Fifth Amendment Effective Date to and including the Termination Date, or such earlier date on which the Revolving Credit is terminated in whole pursuant to Section 3.4 hereof, the Borrowers, jointly and severally, shall pay to the Administrative Agent for the account of the Banks a commitment fee with respect to the Revolving Credit at a rate per annum equal to one-half of one percent (0.5%) on the average daily unused amount of the Revolving Credit Commitments (determined in each case after giving effect to any reductions thereof as specified in Section 3.4 hereof). Such fee shall be payable monthly in arrears on the last day of each month commencing on

            January 31, 2003, and on the Termination Date, unless the Revolving Credit is terminated in whole on an earlier date, in which event the fees for the period from the date of the last payment made pursuant to this Section 3.1(c) through the effective date of such termination in whole shall be paid on the date of such earlier termination in whole.

                  (d) In consideration of the execution and delivery by the
            Banks of the Fifth Amendment to Credit Agreement effective as of the Fifth Amendment Effective Date, the Borrowers agree to pay to the Administrative Agent for the pro rata account of the Banks an amendment fee in the amount of 0.5% of the aggregate principal amount of all Loans and Reimbursement Obligations and the maximum amount available to be drawn under all L/Cs outstanding on the Fifth Amendment Effective Date, which shall be fully earned on said date and shall be payable on the earliest of (i) March 31, 2003, (ii) the date on which the Revolving Credit Commitments have been terminated, all Loans and Reimbursement Obligations have been paid in full and no L/Cs are outstanding, and (iii) the date on which the indebtedness evidenced by the Notes and the Reimbursement Obligations have become due and payable pursuant to Section 8.2 or
            8.3 of this Agreement."

      1.7. Section 3.3(b) of the Credit Agreement shall be amended to read as follows:

                  "(b) Mandatory Prepayments - Asset Sales. All Net Asset Sale
            Proceeds received by the Borrowers after the Fifth Amendment Effective Date shall be used to prepay the Term Loans then outstanding ratably in accordance with the outstanding principal amounts thereof until all Term Loans have been paid in full and then to prepay the Revolving Credit Loans then outstanding ratably in accordance with the outstanding principal amounts thereof. Each prepayment required by this Section shall be made no later than the Business Day following the date on which such Net Asset Sale Proceeds are immediately available to any Borrower. The first $5,000,000 of Net Asset Sale Proceeds received by the Borrowers from and after the Fifth Amendment Effective Date shall be applied to the principal installments on the Term Loans (other than the installment due on the final scheduled maturity date of the Term Loans) pro rata in accordance with the principal amounts thereof, and all Net Asset Sale Proceeds in excess of $5,000,000 shall be applied to the principal installments on the Term Loans (other than the installment due on the final scheduled maturity date of the Term Loans) in the inverse order of their respective maturities."

      1.8. Section 3.3 of the Credit Agreement shall be amended by adding thereto the following provision as subsection (c) thereof:

                  "(c) Mandatory Prepayments - Seasonal Paydown. The Borrowers
            shall make such prepayments of Revolving Credit Loans and Reimbursement Obligations and, if necessary, deposit with the Administrative Agent cash collateral with respect to outstanding L/Cs in such amounts as shall be necessary so that after giving effect to such prepayments and deposits the Borrowers shall have Unused Availability of not less than $20,000,000 on July 31, 2003 and $15,000,000 on each of August 31,
            2003 and September 30, 2003."

      1.9. Section 3.4 of the Credit Agreement shall be amended to read as follows:

                  "Section 3.4. Revolving Credit Termination. The Borrowers
            shall have the right at any time upon written notice to the Administrative Agent to terminate the Revolving Credit Commitments in whole or in part (but if in part in a minimum principal amount of $1,000,000 or such greater amount which is an integral multiple of $100,000); provided, however, that no such reduction or termination shall be permitted to the extent that, after giving effect to such reduction or termination and to any prepayments made on the effective date thereof, the sum of the aggregate principal amount of all outstanding Revolving Credit Loans, the aggregate amount available to be drawn under all outstanding L/Cs and, without duplication, the aggregate amount of unpaid Reimbursement Obligations with respect to L/Cs would exceed the Revolving Credit Commitments then in effect."

      1.10. Section 4.1 of the Credit Agreement shall be amended by adding the following definitions thereto in the appropriate alphabetical order:

                  ""Fifth Amendment Effective Date" shall mean December 31,
            2002.

                  "Incremental Interest Rate" shall mean a rate of interest per annum equal to (a) 0% from the Fifth Amendment Effective Date through March 31, 2003, and (b) one-half of one percent (0.5%) from April 1, 2003, through June 30, 2003, increasing by one-quarter of one percent (0.25%) on July 1, 2003, and on the first day of every month thereafter.

                  "Refinancing Triggering Event" shall mean any of the
            following:

                  (a) the Preliminary Letter of Intent is terminated or expires;

                  (b) a definitive agreement for the purchase of capital stock of Seminis by private equity funds affiliated with Fox Paine pursuant to the Preliminary Letter of Intent (the "Purchase Agreement") shall not have been entered into on or before February 28, 2003 (or any later date to which the Preliminary Letter of Intent has been extended but in any event no later than March 15,
            2003), or, if a Purchase Agreement has been entered into, it is terminated by any party for any reason and such termination is not rescinded or withdrawn within five (5) Business Days;

                  (c) any material consent or approval necessary for the
            completion of the Investment Transaction shall be denied and such denial is not rescinded or withdrawn within five (5) Business Days;

                  (d) on or before March 31, 2003 Seminis shall fail to have commitments for the financing necessary to complete the Investment Transaction and pay in full all of the Borrowers' Debt under the Loan Documents (or, in the case of any part of such financing that is to consist of a Debt offering in the high yield or public debt markets, letters from an investment bank or other financial advisor acceptable to the Required Banks to the effect that it is highly confident that such financing can be obtained);

                  (e) the tender offer for a portion of Seminis's publicly held common stock contemplated by the Preliminary Letter of Intent is not commenced on or before April 30, 2003 or, if commenced by that date, is unsuccessful, and the Investment Transaction is terminated as a result thereof; and

                  (f) any lenders to Savia or Pulsar whose loans are secured by liens on any preferred or common capital stock of Seminis shall take any action to enforce their rights as creditors of Savia or Pulsar, respectively;

                  "Restructuring Fee Payment Date" shall mean the first to occur of (a) October 31, 2003, (b) Seminis's failure to comply with the requirements of Section 7.31 or 7.32 hereof, (c) the occurrence of an Event of Default under Section 8.1(a) of this Agreement, and (d) the date on which the indebtedness evidenced by the Notes and the Reimbursement Obligations have become due and payable pursuant to
            Section 8.2 or 8.3 of this Agreement.

                  "Unused Availability" shall mean, as of any date of
            determination, the amount (if any) by which the aggregate amount of the Revolving Credit Commitments on such date exceeds the aggregate principal amount of all Revolving Credit Obligations on such date.

      1.11. The definition of the term "EBITDA" appearing in Section 4.1 of the Credit Agreement shall be amended to read as follows:

                  ""EBITDA" shall mean for any period, Net Income for such
            period plus all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense, amortization or write-off of debt discount, (b) foreign, federal, state and local income taxes for such period, (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period, (d) legal and professional fees incurred in connection with Seminis's efforts to refinance its Debt, (e) non-cash charges for the impairment of long-lived assets, (f) minus (in the case of gains) or plus (in the case of losses) on sale of assets outside the ordinary course of business, (g) minus (in the case of gains) or plus (in the case of losses) non-cash charges relating to foreign currency gains or losses, (h) minus non-cash minority interest income, and (i) plus (in the case of items deducted in arriving at Net Income) and minus (in the case of items added in arriving at Net Income) non-cash charges resulting from changes in accounting principles plus (j) non-cash restricted stock award charges incurred in

            Seminis' fiscal year ended September 30, 2002; plus (k) non-cash minority interest loss; and minus, to the extent included in the statement of such Net Income for such period, the sum of (i) interest income, and (ii) extraordinary income or gains as defined by generally accepted accounting principles, consistently applied."

    1.12. Section 7.4 of the Credit Agreement shall be amended by deleting the word "and" appearing at the end of subsection (p) thereof, by replacing the period appearing at the end of subsection (q) thereof with a semi-colon and by adding the following provisions thereto as subsections (r), (s) and (t):

                  "(r) no less frequently than the last Business Day of every other week, and in any event promptly upon the occurrence of any material change to the terms of the Investment Transaction as set forth in the Preliminary Letter of Intent, written updates on the status of Savia's and Pulsar's efforts to restructure their capital structures;

                  (s) no less frequently than the last Business Day of every other week, written updates on the status of Seminis's efforts to refinance the Borrowers' Debt under the Loan Documents, and in any event no later than March 31, 2003, a timeline from an investment banker or placement broker for high yield debt regarding the placement or other issuance of high yield debt securities by Seminis; and

                  (t) promptly upon their receipt, copies of all commitment
            letters relating to senior credit facilities that will be used to refinance any part of the Borrowers' Debt under the Loan Documents."

      1.13. Section 7.14 of the Credit Agreement shall be amended to read as follows:

                  "Section 7.14. Use of Proceeds. The Borrowers shall use the proceeds of the Loans and the L/Cs solely to finance their working capital requirements and for general corporate purposes."

      1.14. Section 7.18 of the Credit Agreement shall be amended to read as follows:

                  "Section 7.18. Capital Expenditures. Each Borrower will not, and will not permit any Subsidiary to, expend for Capital Expenditures in an amount in excess of $19,800,000 during the fiscal year of Seminis ending September 30, 2003, and $5,500,000 from October 1, 2003, through the Termination Date."

      1.15. Section 7.22 of the Credit Agreement shall be amended to read as follows:

                  "Section 7.22. Maximum Debt Ratio. Seminis shall not permit, as of the last day of each fiscal quarter ending on any date specified below, its Debt Ratio to be greater than the ratio specified for such date below:

                                     DEBT RATIO SHALL NOT BE
            DATE                          GREATER THAN
            December 31, 2002               3.60 to 1
            March 31, 2003                  3.60 to 1
            June 30, 2003                   3.50 to 1
            September 30, 2003              3.50 to 1

      1.16. Section 7.23 of the Credit Agreement shall be amended to read as follows:

                  "Section 7.23. Minimum Cumulative EBITDA. Seminis shall
            maintain EBITDA during each period commencing on October 1, 2002 and ending as of each date specified below of not less than the amount specified for such date below:

            PERIOD ENDING          EBITDA SHALL NOT BE LESS THAN
            December 31, 2002      -$3,000,000
            March 31, 2003         $41,000,000
            June 30, 2003          $57,800,000
            September 30, 2003     $78,500,000

      1.17. Subsection (i) of the proviso of Section 7.26 of the Credit Agreement shall be amended to read as follows:

                  "(i) Seminis may pay dividends in an aggregate amount of up to
            $2,000,000 in each year on its Class B Preferred Stock, provided that concurrently with the payment of such dividends the Domestic Borrowers shall make principal prepayments on the Term Loans in addition to the principal payments required by Sections 1.2 and 3.3(b) hereof and, if all Term Loans have been fully paid, the Revolving Credit Loans, in an aggregate principal amount equal to three times the amount of such dividends; and provided further that Seminis may pay such dividends on its Class B Preferred Stock without prepaying the Term Loans and/or Revolving Credit Loans pursuant to the preceding proviso if the Administrative Agent has received evidence satisfactory to it that the payment of such dividends is necessary for the completion of the Investment Transaction and the concurrent payment in full of all of the Borrowers' Debt under the Loan Documents; and".

      1.18. Section 7.31(a) of the Credit Agreement shall be amended to read as follows:

                  "Section 7.31. Additional Matters. (a) The Borrowers will not, and will not permit their respective Subsidiaries to, pay, agree to pay or otherwise become liable for (i) any break-up or other fees contemplated in Paragraph 9 of the

            Preliminary Letter of Intent (it being agreed and understood that the foregoing shall not prevent Seminis from paying its own costs and expenses incident to the Investment Transaction such as board costs relating to the board's review of the fairness of the Investment Transaction to Seminis' shareholders and the costs of arranging Seminis' financing), or (ii) any other break-up or other similar fees in connection with the Investment Transaction unless such fees are due and payable only (A) with the Required Banks' prior written consent, (B) upon the consummation of a merger, consolidation or sale of assets for which this Agreement requires that the Required Banks' prior written consent be obtained, or (C) upon the concurrent payment in full of all of the Borrowers' indebtedness, obligations and liabilities under this Agreement and the other Loan Documents, the cancellation of all L/Cs issued under this Agreement and the termination in full of the Banks' Revolving Credit Commitments."

      1.19. Section 7.29 of the Credit Agreement shall be amended to read as follows:

                  "Section 7.29. Additional Collateral Matters. The Borrowers
            will, and will cause their respective Subsidiaries to, execute and deliver to the Administrative Agent such amendments and supplements to the Security Documents to which they are a party as the Administrative Agent may request in order to ensure that the Liens granted to it pursuant thereto secure the Term Loans as extended by the last paragraph of Section 1.2 and the Revolving Credit Loans as extended by the last paragraph of Section 1.1(a), such amendments and supplements to be received by the Administrative Agent no later than (a) February 15, 2003, in the case of amendments and supplements relating to Security Documents encumbering Collateral located in the United States, and (b) March 31, 2003, in the case of amendments and supplements relating to Security Documents encumbering Collateral located in any country other than the United States."

      1.20. Section 7.31 of the Credit Agreement shall be amended by adding thereto the following provision as subsection (c) thereof:

                  "(c) No later than July 31, 2003, Seminis shall engage a
            financial advisor, investment banking firm and/or bank syndication agent reasonably acceptable to the Required Banks to assist it in refinancing the Borrowers' Debt under the Loan Documents."

      1.21. Section 7.32 of the Credit Agreement shall be amended to read as follows:

                  "Section 7.32. Required Refinancing. If a Refinancing
            Triggering Event shall occur, at the Required Banks' request Seminis shall promptly and diligently proceed with a transaction in the private or public debt markets to refinance and pay in full all of the Borrowers' indebtedness, obligations and liabilities to the Banks and the Administrative Agent under the Loan Documents, including as part of such refinancing process, within 30 day of such request by the Required Banks, retaining a financial advisor, investment banking firm and/or bank syndication agent acceptable to the Required Banks to assist it in that process and presenting to the Banks a plan and a timeline in reasonable detail for such refinancing prepared with the assistance of its advisors. The Required Banks shall notify Seminis within 15 days of the presentation of such plan and timeline whether they are acceptable to the Required Banks (which acceptance shall not be unreasonably withheld) and, if they are acceptable to the Required Banks, the Borrowers and the Required Banks shall enter into a further amendment to this Agreement to require that the Borrowers comply with the terms of such plan and timeline."

      1.22. Section 8.1(m) of the Credit Agreement shall be amended to read as follows:

                  "(m) Intentionally omitted."

2.  CONDITIONS PRECEDENT.

      This Amendment shall become effective upon the satisfaction of all of the following conditions precedent:

      2.1. The Administrative Agent, the Banks and the Borrowers shall have executed and delivered this Amendment.

      2.2. The Borrowers shall have delivered to the Administrative Agent for the benefit of the Banks in sufficient counterparts for distribution to the
Banks:

                  (a) good standing certificates for each Domestic Borrower
            issued by the Secretary of State of the state of its incorporation and each state in which it is qualified to do business as a foreign corporation, dated no earlier than January 1, 2003;


                  (b) copies, certified as true, correct and complete by the
            Secretary or Assistant Secretary of each Domestic Borrower and a Managing Director of SVS Holland, of resolutions regarding the transactions contemplated by this Amendment, duly adopted by the Board of Directors of each Domestic Borrower and the Managing Director of SVS Holland, respectively, and satisfactory in form and substance to all of the Banks and which in the case of resolutions of the Board of Directors of Seminis shall direct management to comply with Sections 7.31 and 7.32 of the Credit Agreement as amended by this Amendment; and

                  (c) an incumbency and signature certificate for each Borrower satisfactory in form and substance to all of the Banks;

      2.3. Legal matters incident to the execution and delivery of this Agreement and the other Loan Documents contemplated hereby shall be satisfactory to each of the Banks and their legal counsel; and the Administrative Agent shall have received the favorable written opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Domestic Borrowers, substantially in the form of Exhibit A, and the favorable written opinion of Stibbe, counsel to SVS Holland and SVS Europe, substantially in the form of Exhibit B.

      2.4. Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be and remain true and correct as to each of the Borrowers as of the effective date hereof (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date), except that the representations and warranties made under
Section 5.2 (except the last sentence thereof) shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 of the Credit Agreement.

      2.5. Subject to Section 3.2, no Potential Default or Event of Default shall have occurred and be continuing.

      2.6. The Borrowers shall have paid the Administrative Agent such fees and expenses, including legal fees and the fees for the Administrative Agent's industry consultants and financial consultants, for which the Administrative Agent has submitted an invoice.

      2.7. The Administrative Agent shall have received an update of the valuation of the Borrowers' and their Subsidiaries' intellectual property performed by Verdant Partners in May, 2002.

      2.8. Seminis and SVS shall have executed and delivered to the Administrative Agent a fee agreement acceptable in form and substance to the Administrative Agent.

3.  REPRESENTATIONS AND WARRANTIES.

      The Borrowers represent and warrant to the Administrative Agent and the Banks as follows:

     3.1. Each of the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct as to each of the Borrowers as of the effective date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except that the representations and warranties made under Section 5.2 (except the last sentence thereof) shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 of the Credit Agreement.

     3.2. Except for the requirements of Section 4.5 of the Fourth Amendment (which shall be waived upon this Amendment becoming effective), the Borrowers are in full compliance with all of the terms and conditions of the Loan Documents and no Event of Default or Potential Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment.

4.  MISCELLANEOUS.

      4.1. The Borrowers have heretofore executed and delivered to the Administrative Agent certain Security Documents, and the Borrowers hereby agree that the Security Documents shall secure all of the Borrowers' indebtedness, obligations and liabilities to the Administrative Agent and the Banks under the Credit Agreement as amended by this Amendment, that, notwithstanding the execution and delivery of this Amendment, the Security Documents shall be and remain in full force and effect, and that any rights and remedies of the Administrative Agent thereunder, obligations of the Borrowers thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged thereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     4.2. Each Borrower hereby represents, warrants, acknowledges and agrees that (i) there are no set offs, counterclaims or defenses against the Notes, the Credit Agreement (as amended or otherwise modified hereby) or any other Loan Documents (as amended or otherwise modified hereby or by the security agreement amendments) and (ii) there are no claims (absolute or contingent or matured or unmatured) or causes of action by any Borrower against any Bank or any Agent in connection with the Credit Agreement, the Notes and the other Loan Documents. Notwithstanding the immediately preceding sentence and as further consideration for the agreements and understandings contained herein, each Borrower hereby releases the Agents and the Banks, their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, in connection with the Credit Agreement, the Notes and the other Loan Documents.

     4.3. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereby may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

     4.5. Except as specifically modified hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms. Without limiting the generality of the foregoing, this Amendment shall not extinguish the Loans, Reimbursement Obligations or any other indebtedness, obligations and liabilities of the Borrowers under the Credit Agreement or the other Loan Documents, and nothing contained herein shall be construed as a substitution or novation of the Loans, Reimbursement Obligations or any other indebtedness, obligations and liabilities of the Borrowers under the Credit Agreement and the other Loan Documents, which shall remain outstanding thereunder as modified hereby.

     4.6. The Required Banks agree that Seminis shall be required to deliver its audited financial statements for the fiscal year ended September 30, 2002, to the Banks no later than January 15, 2003, instead of December 31, 2002.

      Upon acceptance hereof by the Administrative Agent and the Banks in the manner hereinafter set forth, this Amendment shall be a contract between us for the purposes hereinabove set forth.

      Dated and effective as of December 31, 2002.

                                         SEMINIS, INC.



                                         By ____________________________________
                                           Its _________________________________


                                         SEMINIS VEGETABLE SEEDS, INC.



                                         By ____________________________________
                                           Its _________________________________


                                         SVS HOLLAND B.V.



                                         By ____________________________________
                                           Its _________________________________

      Accepted and agreed to as of the day and year last above written.


                                     HARRIS TRUST AND SAVINGS BANK,
                                        individually and as Administrative Agent


                                     By ____________________________________
                                        Its Vice President


                                     CREDIT AGRICOLE INDOSUEZ


                                     By ____________________________________
                                        Its ________________________________


                                     By ____________________________________
                                        Its ________________________________


                                     BANK OF AMERICA, N.A.


                                     By ____________________________________
                                        Its ________________________________


                                     THE BANK OF NOVA SCOTIA


                                     By ____________________________________
                                        Its ________________________________


                                      COMERICA BANK


                                     By ____________________________________
                                        Its ________________________________


                                      BANK ONE, NA


                                     By ____________________________________
                                        Its ________________________________

                                         UNION BANK OF CALIFORNIA, N.A.


                                         By ____________________________________
                                           Its _________________________________


                                         FLEET NATIONAL BANK


                                         By ____________________________________
                                           Its _________________________________


                                         FORTIS CAPITAL CORP.


                                         By ____________________________________
                                           Its _________________________________


                                         COOPERATIEVE CENTRALE RAIFFEISEN-
                                              BOERENLEENBANK B.A., "RABOBANK
                                              NEDERLAND", New York Branch


                                         By ____________________________________
                                           Its _________________________________


                                         By ____________________________________
                                           Its _________________________________


                                         MIZUHO CORPORATE BANK


                                         By ____________________________________
                                           Its _________________________________


                                         U.S. BANK NATIONAL ASSOCIATION


                                         By ____________________________________
                                           Its _________________________________

                                         KZH HIGHLAND 2 LLC


                                         By ____________________________________
                                           Its _________________________________


                                      -19-